Exhibit 99.1

KKR to Acquire Arctos, Establishing a New Platform for Sports, GP Solutions and Secondaries in a Strategic Transaction Initially Valued at $1.4 Billion

Arctos will become a fully integrated investment unit of KKR

Transaction expected to be accretive per share across key financial metrics immediately post-closing

NEW YORK – February 5, 2026 – KKR & Co. Inc., a leading global investment firm, today announced that it has entered into a definitive agreement to acquire Arctos Partners (“Arctos”), a premier institutional investor in professional sports franchise stakes and a leader in asset management solutions for sponsors. The transaction is valued at $1.4 billion in initial consideration, including equity subject to vesting through 2033, plus up to an additional $550 million in future equity tied to both KKR share price and business-specific performance targets and vesting through 2031.

Founded by Ian Charles and Doc O'Connor in 2019 and headquartered in Dallas, Texas, Arctos is the largest institutional investor in professional sports franchises and a recognized innovator in providing strategic capital to asset management firms through structured solutions. The firm manages approximately $15 billion in Assets Under Management (“AUM”) and provides bespoke growth and liquidity solutions to sports franchises (“Arctos Sports”) and alternative asset managers (“Arctos Keystone” or “GP Solutions”).

Charles and O’Connor, Managing Partners of Arctos, said, “KKR is a preeminent global investment firm and ideally positioned to help us achieve the vision we have for Arctos. We see tremendous opportunity to better serve the sports industry and the sponsor community, but the key to that unlock is a partnership that will provide access to strategic, financial and operational resources to accelerate our existing businesses. At the same time, we will be able to leverage KKR’s broad range of products and capabilities to extend and enhance our relationships with leagues, teams, GPs and sponsors. Through this transaction, we will become an even stronger partner to the markets and investors that we serve, which has been our goal from the very beginning.”

Joe Bae and Scott Nuttall, Co-Chief Executive Officers of KKR, said, “Arctos has created a distinctive and scaled platform across sports investing and capital solutions for asset managers, and the team has extensive experience in secondaries—three areas where we see significant long-term opportunity. The team has complementary strengths, strong cultural alignment, and an entrepreneurial approach that fits well with KKR. We look forward to working together to build a platform that expands opportunities across the entire KKR ecosystem.”

Strategic Rationale
The acquisition advances KKR’s strategy to scale its platform by building and acquiring complementary businesses in large addressable markets where KKR has the ability to be a leader. Bringing Arctos into KKR will provide access to capital and capabilities that will fuel the growth of Arctos’ existing businesses while also deepening KKR’s sourcing and origination capabilities and expanding its long-duration capital base.

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Exceptional Business and Management Team. Managing Partners Ian Charles and Doc O’Connor, supported by a 76-person team, bring decades of expertise in sports, GP solutions and secondaries. Charles is a pioneer and innovator in the secondaries space, having cofounded the first secondaries market advisory firm, Cogent Partners, and later spending over a decade at Landmark Partners, where he was a Partner and helped design and execute the firm’s private equity strategy. O’Connor brings over 40 years of experience and unparalleled relationships in the sports ecosystem, having previously served as CEO of Madison Square Garden Company, and prior to that as Managing Partner of CAA, where he built what became the world’s leading entertainment and diversified sports agency business.

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Leadership in Sports Investing. Arctos provides KKR with a differentiated entry point into the sports franchise stakes sector, a category characterized by historical and expected long-term value appreciation and growing global demand. Arctos is the largest institutional investor in professional sports franchise stakes and the only firm approved for multiteam ownership across all five major U.S. leagues (NBA, NFL, MLB, NHL, MLS). With access to the breadth of KKR’s asset management business and product suite, Arctos will have more ways to strategically partner with teams and owners.

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Scaled and Growing GP Solutions Platform. As a top five player in GP solutions, Arctos’ Keystone platform offers flexible, non-dilutive capital solutions for GPs across private markets. This segment of the broader manager and fund finance market has grown rapidly in recent years and continues to expand. As part of KKR, Arctos will be able to provide GPs access to a wider range of capital solutions, with greater flexibility on structure, permanence and cost of capital.

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New Platform for Secondaries and Solutions. The private equity secondaries market saw record activity in 2025, with LP-led and GP-led volumes of approximately $226 billion, up 41% from 2024 and a compound annual growth rate of roughly 20% since 2013. Arctos’ experience and leadership provide a strong foundation and clear path for KKR to build and scale a leading secondaries and solutions business.

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Enhanced Sourcing and Origination. Arctos meaningfully expands the reach of KKR’s proprietary origination and sourcing engine with complementary synergies across private equity, credit, infrastructure, real estate, insurance and capital markets. Utilizing these sources of capital, Arctos will also be positioned to expand its existing relationships across leagues, teams, GPs and sponsors.

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Enhanced Wealth and Institutional Distribution. Sports and GP solutions asset classes resonate strongly with high-net-worth and mass-affluent investors. Arctos will similarly be able to grow its client base by virtue of having access to KKR’s global network, distribution and product development capabilities.

•	Expected to increase KKR’s earnings and long-duration capital base. Taking into account the transaction, perpetual and long-dated capital would represent 53% of KKR’s $759 billion of AUM.

Upon closing, Arctos’ Managing Partners Charles and O’Connor will join KKR as Partners, and Arctos’ full team and operations will become part of KKR. KKR will form a new investing business, KKR Solutions, which will be led by Charles. KKR Solutions will include Arctos’ Sports and Keystone businesses and serve as the home of a scaled multi-asset class secondaries business KKR will build over time.

“Ian Charles is one of the most experienced leaders in the secondaries space.” Bae and Nuttall added. “We have known Ian for more than a decade and have worked closely with him, including on KKR’s first structured secondaries transaction—a milestone that ultimately laid the foundation for our Health Care and Technology Growth platforms, which today manage over $17 billion of capital. With the team’s track record and history of innovation, we know Arctos is the right partner to help us build a leading franchise across sports, GP solutions and secondaries.”

Terms of the Transaction & Additional Details

KKR has agreed to acquire 100% of Arctos in a strategic transaction valued at $1.4 billion in initial consideration, including equity subject to vesting through 2033, plus up to an additional $550 million in future equity tied to both KKR share price and business-specific performance targets and vesting through 2031.

Initial consideration of $1.4 billion consists of $300 million in cash, $900 million of equity to existing Arctos shareholders (with Arctos management’s portion subject to vesting through 2030), and $200 million of additional equity to be allocated by 2028 and subject to vesting through 2033.

The transaction is expected to be accretive per share across key financial metrics immediately post-closing.

The transaction is subject to regulatory and specified sports league approvals, as well as customary closing conditions.

KKR was advised by Simpson Thacher, as legal counsel, and Kirkland & Ellis as sports counsel. Arctos was advised by Kirkland & Ellis as legal counsel. BofA Securities acted as exclusive financial advisor for Arctos. KKR has filed an 8-K and posted an accompanying presentation on its website for KKR common stockholders and analysts entitled “KKR & Co. Inc. Acquisition of Arctos”. The presentation is accessible at the Investor Center for KKR & Co. Inc. at https://ir.kkr.com/events-presentations/.

About KKR
KKR is a leading global investment firm that offers alternative asset management as well as capital markets and insurance solutions. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people and supporting growth in its portfolio companies and communities. KKR sponsors investment funds that invest in private equity, credit and real assets and has strategic partners that manage hedge funds. KKR’s insurance subsidiaries offer retirement, life and reinsurance products under the management of Global Atlantic Financial Group. References to KKR’s investments may include the activities of its sponsored funds and insurance subsidiaries. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR’s website at www.kkr.com. For additional information about Global Atlantic Financial Group, please visit Global Atlantic Financial Group’s website at www.globalatlantic.com.

About Arctos
Arctos is a private investment firm designed to catalyze growth and unlock value in complex, illiquid, and underserved markets. Founded in 2019, the firm’s investment businesses span private equity and real assets (Arctos Keystone) and premier sports franchises (Arctos Sports), delivering bespoke capital solutions, differentiated insights, and purpose-built operating capabilities to industry leaders in both markets. The firm’s innovative approach is anchored by its unique quantitative research and data science platform, Arctos Insights. Arctos has a team of more than 75 investment and operational professionals with expertise across industries, geographies, and economic cycles. The firm is headquartered in Dallas, with office locations in New York, Boston, and London. For more information, visit www.arctospartners.com or Arctos’ company page on LinkedIn.

Forward Looking Statements

This press release contains certain forward-looking statements pertaining to KKR, including with respect to the investment funds, and vehicles and accounts managed by KKR, Global Atlantic insurance companies, and Arctos. Forward-looking statements relate to expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, including with respect to KKR’s proposed acquisition of Arctos and the acquisition’s effect on our business. You can identify these forward-looking statements by the use of words such as “opportunity,” “outlook,” “believe,” “think,” “expect,” “feel,” “potential,” “continue,” “may,” “should,” “seek,” “approximately,” “predict,” “intend,” “will,” “plan,” “estimate,” “anticipate,” “visibility,” “positioned,” “path to,” “conviction,” “enables,” the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. These forward-looking statements are based on KKR’s beliefs, assumptions and expectations, but these beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or within its control. Due to various risks and uncertainties, actual events or results may differ materially from those reflected or contemplated in such forward-looking statements. Past performance is no guarantee of future results. All forward-looking statements speak only as of the date of this presentation. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date of this presentation except as required by law. Please see the Appendix of the accompanying presentation entitled “KKR & Co. Inc. Acquisition of Arctos” and available at the Investor Center for KKR & Co. Inc. at https://ir.kkr.com/events-presentations/ for additional important information about forward-looking statements, including the assumptions and risks concerning projections and estimates of future performance. Information about factors affecting KKR, including a description of risks that should be considered when making a decision to purchase or sell any securities of KKR, can be found in KKR & Co. Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 28, 2025, and its other filings with the SEC, which are available at www.sec.gov.

Contacts

Investors
Craig Larson
1-877-610-4910 (U.S.) / 212-230-9410
investor-relations@kkr.com

KKR Media
Kristi Huller
212-750-8300
media@kkr.com

Arctos Media
Prosek Partners
Pro-Arctos@Prosek.com